UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On January 12, 2010, Pharmacyclics, Inc. (the “Company”) promoted Dr. David Loury, the Company’s Vice President, Preclinical Sciences, to the position of Chief Scientific Officer.  The new position shall have oversight over the Company’s Research, Manufacturing and Preclinical Development departments and shall guide the scientific development within the Company.  In connection with this promotion, Dr. Loury received an increase in salary to $320,000 and options to purchase 50,000 shares of the Company’s common stock with an exercise price of $3.51.  25% of the options will vest on the one year anniversary of the grant, with the balance vesting at an even monthly rate over the following 36 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

January 13, 2010

PHARMACYCLICS, INC.

By:	/s/ Rainer Erdtmann
Name: Rainer Erdtmann
Title: Vice President of Finance